Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Johnson, Jr. and Gary S. Titus, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 (File No. 333-145485) of Kosan Biosciences Incorporated (the “Registration Statement”) and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed below by the following persons on the dates indicated.

Signature	Date

/s/ Robert G. Johnson Robert G. Johnson, Jr., M.D., Ph.D.	September 6, 2007

/s/ Gary S. Titus Gary S. Titus	September 5, 2007

/s/ Peter Davis Peter Davis, Ph.D.	September 5, 2007

/s/ Bruce Chabner Bruce Chabner, M.D.	September 5, 2007

/s/ Kevan Clemens Kevan Clemens, Ph.D.	September 5, 2007

/s/ Jean Deleage Jean Deleage, Ph.D.	September 5, 2007

/s/ Charles Homcy Charles Homcy, M.D.	September 5, 2007

/s/ Chaitan Khosla Chaitan Khosla, Ph.D.	September 5, 2007

/s/ Christopher Walsh Christopher Walsh, Ph.D.	September 5, 2007